                                  WRITTEN CONSENT
                                 OF STOCKHOLDERS OF
                                    HACH COMPANY

                             DATED AS OF APRIL 21, 1999

     Pursuant to the provisions of Section 228 and Section 251 of the General Corporation Law of the State of Delaware, the undersigned each holding and having voting power over that number of shares of Common Stock, par value $1.00 per share, of Hach Company, a Delaware corporation (the "Company") and that number of shares of Class A Common Stock, par value $1.00 per share, of the Company (together, "Company Common Stock") set forth adjacent to his or her name below, collectively constituting a majority of the voting power of the issued and outstanding Company Common Stock, do hereby consent to, approve and adopt the following resolution:

          WHEREAS, contemporaneously with this resolution, the Board of Directors of the Company has determined that the merger (the "Merger") of H(2)O Acquisition Corp., a Delaware corporation ("Merger Sub"), with and into the Company is fair and advisable and in the best interest of the Company and its stockholders, has approved and adopted the Agreement and Plan of Merger, dated as of April 20, 1999, among Danaher Corporation, a Delaware corporation ("Parent"), Merger Sub and the Company in the form attached to this consent (the "Merger Agreement") and the Merger, and has submitted the Merger Agreement to, and recommended the approval and adoption of the Merger Agreement and the Merger by, the stockholders of the Company.

          NOW THEREFORE, BE IT RESOLVED, that the Merger Agreement and the Merger be, and they hereby are, consented to, approved and adopted in all respects.


This Consent may be executed in one or more counterparts, all of which shall be considered one and the same instrument.

  /s/ Kathryn C. Hach-Darrow       4,546,990      shares Common Stock
----------------------------
Name: Kathryn C. Hach-Darrow       4,541,647      shares Class A Common Stock



 /s/ Bruce J. Hach                 238,350        shares Common Stock
----------------------------
Name: Bruce J. Hach                227,514        shares Class A Common Stock